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                                                                   EXHIBIT 10.14

                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

      THIS ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT (this "Assignment") is made as of May 14, 2004 by and among PowderMed Limited, an English company ("Assignee"), PowderJect Research Limited, an English company ("PRL"), PowderJect Technologies Limited, an English company ("PTL," and each of PRL and PTL an "Assignor" and collectively, the "Assignors"), AlgoRx Pharmaceuticals, Inc., a Delaware corporation, and AlgoRx Technologies, Inc. (formerly PowderJect Technologies, Inc.), a Delaware corporation.

                                    RECITALS

      WHEREAS, PRL, PTL and AlgoRx Pharmaceuticals, Inc. are parties to that certain License Agreement dated as of March 22, 2002, and amended as of July
7, 2003 (the "License Agreement"), and PTL, AlgoRx Pharmaceuticals, Inc. and AlgoRx Technologies, Inc. are parties to that certain Tools Agreement dated as of March 22, 2002, and amended as of July 7, 2003 and by an undated extension letter (the "Tools Agreement," and collectively with the License Agreement, the "Agreements").

      WHEREAS, Assignors and Assignee are contemplating entering into a sale and purchase agreement (the "Purchase Agreement") pursuant to which Assignors, together with certain other parties, would agree to transfer to Assignee, and Assignee would agree to acquire, all of the shares of PowderJect Vaccines Limited and certain of the assets of Assignors and their affiliates, including intellectual property that is the subject of the Agreements (the "Purchase").

      WHEREAS, pursuant to the Purchase Agreement, and subject to the terms and conditions contained herein, Assignors wish to assign the Agreements to Assignee and the Assignee wishes to have the Agreements assigned to it and to assume the obligations of Assignors thereunder as set forth below.

      NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

      1. Assignment and Assumption. Conditional upon the occurrence of the closing of the Purchase (the "Closing") and effective as of the closing date of the Purchase Agreement (the "Closing Date"):

            (a) Assignors hereby irrevocably and unconditionally transfer, assign and convey to the Assignee, all of Assignors' rights, title, interests and benefits, and delegate to the Assignee all of Assignors' duties and obligations, under the License Agreement, including all materials and information in possession of Assignors related to the License Agreement, and the Assignee hereby accepts and assumes the transfer, assignment, conveyance and delegation of all rights, title, interests, benefits, duties and obligations of Assignors under the License Agreement and hereby agrees to timely perform and discharge all covenants and obligations of Assignors under the License Agreement; provided, however, that Assignors do not transfer, assign or convey to Assignee, and PRL hereby expressly retains, all rights, interests and benefits of PRL under Article 3 of the License Agreement, including, but not limited to, the right to receive from

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AlgoRx Pharmaceuticals, Inc. royalties under Sections 3.1 and 3.2 of the License
Agreement. PRL shall have the right to exercise and enforce against AlgoRx Pharmaceuticals, Inc. directly all such retained rights, interests and benefits. Notwithstanding anything contained herein to the contrary, in order to ensure that PRL continues to receive and enjoy its retained rights, interests and benefits under Article 3 of the License Agreement, from and after the date hereof, Assignee and AlgoRx Pharmaceuticals, Inc. shall have no right to amend, change, waive, discharge or otherwise modify the License Agreement, or any term or condition thereof, to the extent that such amendment, change, waiver, discharge or modification would diminish or otherwise adversely affect PRL's rights, interests or benefits under Article 3 thereof, including, without limitation, the amount or timing of royalties due to PRL, unless and until PRL grants its consent thereto in writing. No attempt by Assignee or AlgoRx Pharmaceuticals, Inc. to amend, change, waive, discharge or otherwise modify the License Agreement in violation of this Section l(a) shall have any force or effect. For the avoidance of doubt, except as provided in Section 4 hereof, nothing contained herein shall alter or affect any right of Assignee or AlgoRx Pharmaceuticals, Inc. to seek any right or remedy in law or equity under the License Agreement, including, without limitation, terminating the License Agreement or setting-off amounts otherwise due and owing under the License Agreement, in each case on the terms and subject to the conditions of Article 6 of the License Agreement.

            (b) PTL hereby irrevocably and unconditionally transfers, assigns and conveys to the Assignee, all of its rights, title, interests and benefits, and delegates to the Assignee all of PTL's duties and obligations, under the Tools Agreement, including all materials and information in possession of PTL related to the Tools Agreement, and the Assignee hereby accepts and assumes the transfer, assignment, conveyance, and delegation of all rights, title, interests, benefits, duties and obligations of PTL under the Tools Agreement and hereby agrees to timely perform and discharge all covenants and obligations of PTL under the Tools Agreements.

            (c) Notwithstanding any of the foregoing, nothing in this Assignment shall affect or prejudice any claim or demand whatsoever which an Assignor may have against AlgoRx Pharmaceuticals, Inc. and/or AlgoRx Technologies, Inc. in relation to the Agreements and arising out of matters prior to the Closing Date.

      2. Right of Reimbursement. Notwithstanding any of the foregoing, each of PRL and AlgoRx Pharmaceuticals, Inc. shall retain its rights of reimbursement from the other party pursuant to Sections 4.2(c) or 4.3(c) of the License Agreement, as the case may be, for Patent Expenses (as defined in the License Agreement) incurred prior to the Closing Date. PRL and AlgoRx Pharmaceuticals, Inc. hereby agree to pay to each other any amounts due from one party to the other under Sections 4.2(c) or 4.3(c) of the License Agreement no later than sixty (60) days after the Closing Date.

      3. Patent Prosecution and Enforcement. Assignors, Assignee and AlgoRx Pharmaceuticals, Inc. acknowledge and agree that, notwithstanding the assignment of the License Agreement pursuant to Section 1 hereof, AlgoRx Pharmaceuticals, Inc. shall retain any and all of its rights under License Agreement in respect of the prosecution and enforcement of patent applications and patents, in each case on the terms and subject to the conditions of the

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License Agreement, which rights shall be enforceable on or after the Closing
Date solely against Assignee (except to the extent otherwise provided in Section 2 hereof).

      4. Consent and Release. In accordance with Section 9.6 of the License Agreement and Section 9.3 of the Tools Agreement, AlgoRx Pharmaceuticals, Inc. and AlgoRx Technologies, Inc. each hereby consents to the assignment of the Agreements as provided herein, conditional upon the occurrence of the Closing and effective as of the Closing Date. AlgoRx Pharmaceuticals, Inc. and AlgoRx Technologies, Inc. each hereby releases Assignors (and each other company in the PowderJect Group (as defined in the License Agreement)) from any further obligation or liability under the Agreements, including, without limitation, under Section 9.15 of the License Agreement, conditional upon the occurrence of the Closing and effective as of the Closing Date; provided, however, notwithstanding the foregoing, PRL shall not be released from any liability or obligation under (i) Article 7 of the License Agreement, to the extent such liability or obligation relates to or arises from any act or omission of PRL or any of its officers, directors, employees or agents prior to, on or after the Closing Date, and (ii) Section 8.3 of the License Agreement.

      5. AlgoRx Claims. Notwithstanding anything to the contrary contained herein, nothing in this Assignment (i) shall affect or prejudice any claim or demand whatsoever which AlgoRx Pharmaceuticals, Inc. or AlgoRx Technologies, Inc. may have against Assignors (or any other company in the PowderJect Group) in relation to the Agreements and arising out of matters prior to the Closing Date or against the Assignees arising out of matters on and after the Closing Date or (ii) except as provided in Section 4 hereof, shall limit or restrict AlgoRx Pharmaceuticals, Inc. or AlgoRx Technologies, Inc. from exercising any right or remedy under the Agreements; provided, however, that any action brought by AlgoRx Pharmaceuticals, Inc. or AlgoRx Technologies, Inc. in relation to the Agreements in respect of any claim or demand arising out of matters prior to the Closing Date shall be brought against Assignors (or the applicable company in the PowderJect Group, as the case may be) only and not the Assignee.

      6. Representations and Covenants. Assignors represent and warrant to, and covenant with, AlgoRx Pharmaceuticals, Inc. as follows:

            (i) As far as Assignors are aware, effective as of the Closing Date, Assignors shall sell or assign to Assignee under the Purchase Agreement, all assets owned by Assignors that are necessary for Assignee to perform on a timely basis all of its obligations under the License Agreement, including all such assets comprising PowderJect Technology and PowderJect Improvements as of the Closing Date; and

            (ii) (A) Assignors acknowledge that nothing contained herein shall constitute an assignment to Assignee of the Supply Agreement, (B) Assignors acknowledge that gas cylinders supplied by PTL to AlgoRx Pharmaceuticals Inc. under the Supply Agreement are critical to the business of AlgoRx Pharmaceuticals, Inc. which has no alternative source of supply, (C) PTL agrees that it will carry out its obligations under the Supply Agreement in accordance with the terms of the Supply Agreement, and
      (D) Assignors acknowledge that AlgoRx Pharmaceuticals, Inc. is relying on this acknowledgement and covenant in consenting to this Assignment; and

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            (iii) The Assignors will notify AlgoRx Pharmaceuticals, Inc. in writing via e-mail (rmburch@algorx.com with a copy to sdavis@hewm.com) promptly following the Closing that the Closing has occurred.

      7. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns.

      8. Governing Law. This Assignment shall be governed and construed in accordance with the laws of the State of Delaware, to the extent that it relates to or is otherwise construed in connection with the Tools Agreement, and shall be governed and construed in accordance with the laws of the State of California, to the extent that it relates to or is otherwise construed in connection with the License Agreement, in each case excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Assignment to the substantive law of another jurisdiction.

      9. Amendments; Waivers, Etc. Neither this Assignment nor any term hereof may be amended, changed, waived, discharged or terminated other than by an instrument in writing, signed by the party against which enforcement of such amendment, change, waiver, discharge or termination is sought.

      10. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS.]

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      IN WITNESS WHEREOF, each of the parties hereto has caused this Assignment to be duly executed and delivered as of the day and year first above written.

                                          Assignors:

                                          POWDERJECT RESEARCH LIMITED

                                          By: /s/ ILLEGIBLE
                                              ----------------------------------

                                          POWDERJECT TECHNOLOGIES LIMITED

                                          By: /s/ ILLEGIBLE
                                              ----------------------------------

                                          Assignee:

                                          POWDERMED LIMITED

                                          By: /s/ ILLEGIBLE
                                              ----------------------------------

                                          Counterparties:

                                          ALGORX PHARMACEUTICALS, INC.

                                          By: /s/ Ronald M. Burch
                                              ----------------------------------

                                          ALGORX TECHNOLOGIES, INC.

                                          By: /s/ Ronald M. Burch
                                              ----------------------------------

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